Exhibit 10.10

[Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.]

Network Promotion Service Contract

Contract NO:

Party A: Guangzhou Shuzhi Communication Culture Co., Ltd.
Contact: Chen Lian	Phone Number: [*]	Wechat：
Address：Room 1101, 156 Nanzhou Road, Haizhu District, Guangzhou
E-mail：/	QQ：/

Party B: Xiamen Liubenmu Culture Media Co., Ltd.
Contact: Chen Yunting	Phone Number：[*]	Wechat：
Address：Unit 301, 3rd Floor, No.168 Fengqi Road, Jimei District, Xiamen City
E-mail：/	QQ：/

In accordance with the relevant provisions of the Civil Code of the People’s Republic of China, Party A and Party B, based on the principle of equality, voluntariousness, mutual benefit and reciprocity, reach the following agreement on matters related to the network promotion on the platform on which Party A entrusts Party B.

I. Service contents

1. Party B is the “authorized online advertising agency” of the Internet media advertising platforms Guangdiantong, wechat, Toutiao, Kuaishou, etc. (hereinafter referred to as the platforms). Party A agrees to entrust Party B to carry out online promotion on the aforesaid platforms and pay the corresponding service fees to Party B in accordance with the provisions hereof. The specific platform to be launched shall be the platform listed in the Reconciliation Confirmation Sheet in Annex I.

2. The “       ” advertising promotion as agreed herein refers to a technical service that displays Party A’s information on the results page and related pages (collectively referred to as the “display page”) of the above platform for payment.

3. The professional services provided by Party B to Party A shall be limited to providing account opening and recharge services on the corresponding platform where Party A needs to place advertisements. During the service term, Party A shall operate the account and carry out advertising on its own, and Party B shall assist Party A in opening and recharging the account. If Party A needs Party B to provide other services, or Party B needs to operate the account and carry out advertising on behalf of Party A, the two parties shall sign a supplementary agreement in writing separately and pay separately.

II. Service term

1. Service period:

2. One month prior to the expiration of the Contract, if both parties agree to renew the contract, a renewal contract shall be signed separately. If both parties fail to renew the contract, the Contract shall be automatically terminated upon the expiration of the service term.

III. Account management

1. Party A shall provide Party B with the following materials for Party B to apply to the Platform for opening an account: business license, legal representative identity certificate, power of attorney, trademark registration certificate, patent certificate and other valid certificates to prove the legitimate operation of the operating entity. Party A shall be responsible for the authenticity of the materials provided by Party B and bear all responsibilities for such documents.

2. Party A confirms that the following platform accounts are affiliated accounts of Party A, and Party A shall enjoy the rights and obligations related to the related accounts in accordance with this Contract.

3. Party A shall take strict measures to keep confidential the information and password of the account. In case of loss of funds in the account or failure to deduct normal fees due to leakage of Party A’s password or other reasons, Party A shall be solely responsible.

4. The ownership of the account belongs to the Platform. If the parties fail to renew the contract after the expiration of the cooperation term, the Platform or Party B shall have the right to recover the right to use the account.

IV. Top up and fund management

1. The platform as agreed herein is a pre-recharge system. Party A shall, within 30 days after the Contract takes effect, pay Party B RMB ______ as the pre-recharge payment for Party A’s online promotion. Upon receipt of the pre-recharge payment, Party B shall recharge different platforms according to Party A’s promotion and publication needs.

2. During the term of cooperation, Party A shall decide whether to recharge the account according to the account balance. If Party A decides to recharge, it shall submit the demand for recharge to Party B by email or other written form and promptly pay the corresponding recharge amount to Party B’s bank account. Party A shall be solely responsible for any adverse consequences such as delayed recharge or failure to release the advertisement on time due to Party A’s delayed demand or delayed payment, and Party B shall not be liable for any such consequences.

3. Party A recognizes and accepts all provisions (including but not limited to product introduction, price standards, notices, specifications, agreements, etc.) concerning advertising and promotion services issued by the corresponding platform, and the relevant provisions of the said platform (including amendments to the provisions or rules made by the Platform after the signing of this Contract) shall be deemed as valid attachments hereto.

4. The deduction rules for the funds in Party A’s account are as follows: For bidding advertisements or brand advertisements, if the above deduction rules are inconsistent with the rules of the Platform, the rules of the Platform shall prevail. If Party A has any objection to the platform fee deduction, it shall apply for the relevant compensation to the corresponding platform (referred to as “compensation”). Party B shall provide necessary assistance in this regard, but Party A shall not require Party B to assume corresponding responsibilities for this reason.

5. Party A shall not require Party B or the Platform to return the funds redeposited into the Platform account after the Platform has actually promoted the funds and deducted the fees. If Party A needs to return the remaining funds in the account, Party A shall notify Party B in writing in advance and shall not return the funds to Party A without interest after Party B’s verification.

6. Upon expiration of the cooperation term, if both parties fail to renew the contract and there is still balance in Party A’s account, Party B shall have the right to withdraw from the account without spending the remaining balance and return the balance after verification by both parties or return to the account in the original way after the contract is renewed.

VI. Advertising production

1. Party A shall produce and provide the advertising content required by Party A to promote on the Platform, provided that Party A shall be responsible for the authenticity, legality and effectiveness of the advertising content it produces. Party A shall be responsible for any liabilities arising from Party A’s advertising, and shall indemnify Party B or the Platform for any economic losses resulting therefrom.

2. If Party A needs Party B to produce the advertising content needed for promotion on the Platform, Party A shall sign a separate advertising production contract with Party B and pay a separate fee.

VII. Advertising promotion rules

1. The advertising content published by Party A shall not violate the provisions of national policies, laws and regulations, social public order and good customs, involve socially sensitive issues, or infringe on the legitimate rights and interests of others, including privacy, intellectual property rights, etc., otherwise, all liabilities arising therefrom shall be borne by Party A.

2. Party A and Party B confirm that all data hereunder (including but not limited to information release location, consumption amount, release time, page views, exposure and conversion amount) shall be subject to the background data of the platform released, and the data of the platform shall be the basis for determining the fact.

3. Party B shall have the right to review the advertising content provided by Party A. However, regardless of whether the contents of the advertisement have been reviewed by Party B, if Party B finds that Party A’s advertisement exists in any of the circumstances set out in Paragraph 1 of this Article, Party A shall actively cooperate with Party A to rectify the situation upon Party B’s prompt (during the prompt period, Party B or the Platform shall have the right to suspend the release). If Party A fails to make rectification, Party B shall have the right to cancel the advertising content of Party A and require Party A to pay liquidated damages amounting to 20% of the total contract price. If Party B or the Platform are subject to administrative punishment, advertisements are blocked or other adverse social consequences are caused, all liabilities (including but not limited to economic compensation) shall be borne by Party A.

4. Within 7 working days prior to the advertising promotion, Party A shall provide Party B with qualification certificates, business licenses (photocopies), product manuals and other relevant certification materials required for advertising review, and shall be responsible for the authenticity and legality of the certification materials provided.

5. During the advertising promotion period, if the advertising promotion is suspended or stopped due to hackers, network failures, national policy requirements, etc., Party B and the Platform shall not be liable for such suspension.

6. If the advertising content that Party A needs to promote must go through the approval procedures of relevant government departments, Party A shall release and promote it only after approval.

7. If the advertising content required by Party A to be promoted fails to pass the examination of the advertising department of the Platform, Party A shall be solely responsible for the delay of advertising release, except if the aforesaid advertising content is produced by Party B.

VIII. Payment and reconciliation

1. The advertising platform herein is a pre-recharge advertising system. Party A shall promptly pay attention to the balance of funds in the account and transfer the funds to Party B’s account. Meanwhile, Party B may send a recharge notice to Party A by E-mail or telephone according to the consumption and balance of Party A’s account. Party B shall recharge the advertising platform according to the payment amount.

Party B’s payment account number is as follows:

Company name：[*]

Bank: [*]

Account：[*]

Without the written authorization of Party B, Party A shall not make any payment to Party B’s other accounts or Party B’s staff, otherwise, it shall not be deemed as the payment made by Party A to Party B for the performance of this Contract, and Party A shall bear the consequences caused thereby.

2. After Party B has received the payment from Party A and consumed all the deducted funds in the Platform account of Party A, Party A shall send a billing notice to Party B. After Party B has verified that no error is found, Party B shall issue a special VAT invoice or a general VAT invoice to Party A the following month according to the corresponding amount (the invoice item is * Information Technology Service * Information service fee). The tax rate is 6% [where the tax rate of similar items is adjusted by the state, the adjusted tax rate shall be implemented].

3. Party A’s billing information is as follows:

Company name：[*]

Company ID：[*]

Registered address：[*]

Tel： [*]

Bank：[*]

Account：[*]

In case of any change in billing information, Party A shall promptly notify Party B by email, WeChat or other means. If the invoicing information is incorrect due to Party A’s delay in communication, Party A shall bear the corresponding responsibilities. Party B shall have nothing to do with any error in invoicing or failure of Party A to receive the invoice normally due to Party A’s fault. At the same time, once the invoice is issued, it will not be returned or replaced, and Party B will not bear all the losses.

4. Party B shall reconcile the account with Party A on a monthly basis regarding the fee withheld from the account and the service fee payable by Party A to Party B, and Party B shall check the corresponding data of the previous month and form a statement before the 10th day of the following month. Party A shall complete the verification and return the statement to Party B with seal within 3 days upon receipt of the statement from Party B. Party A shall be deemed to have approved Party B’s statement data, and Party B shall have the right to directly claim rights against Party A based on such statement data.

5. For the service fee, both parties shall communicate with each other before signing the contract, and then pay the service fee according to the communication standard; Service charge standard: /

6. If Party A needs Party B to pay the top-up payment in case of emergency, Party A shall obtain the consent of Party B, and Party B agrees to pay the top-up payment on behalf of Party A, Party A shall pay the amount paid by Party B to Party B within 3 days from the date of payment. If Party B fails to do so, Party B shall have the right to stop the corresponding advertising content of Party A through the Platform. Party A shall be liable to Party B for overdue payment in accordance with this contract.

IX. Intellectual property

1. Both parties warrant that the materials, information, documents, etc. provided by one party to the other party are legally obtained and will not infringe upon the intellectual property rights and other legitimate rights and interests of any other party; otherwise, all liabilities shall be borne by the Providing Party. If the other party suffers economic losses as a result, the Providing Party shall be liable for compensation.

2. Both parties warrant that the hardware, software, programs, passwords, trade names, technologies, licenses, patents, trademarks, technical knowledge and business processes of the other party, which are known or permitted to be used by either party pursuant to this Contract, are legally owned by the other party and shall not be transferred, assigned or co-owned in any form due to the conclusion of this Contract, and the other Party shall have no rights or interests in respect thereof.

3. If either party finds that the other party has committed the above-mentioned violations of intellectual property protection, it shall have the right to request the other party to immediately stop the infringement and bear the liability for compensation.

X. Confidentiality

1. Party A and Party B shall be obliged to keep confidential the confidential information of the other party they have learned during the performance of this Contract. Except for the purpose of performing this Contract, the receiving party shall not disclose to a third party the confidential information of the other party (including its branches, holding companies and joint ventures) obtained and known during the cooperation without fulfilling its obligations under this Contract. Confidential information includes technical information and business information, among which technical information includes but is not limited to operation manuals, technical schemes, engineering designs, technical indicators, technical reports, experimental data, work progress and relevant correspondence and telecommunications. Business information shall include but not be limited to all information contained in the receiving party’s purchase plan, product price, product use, negotiations between the parties and any documents signed by the parties, including contracts, agreements, memoranda and orders. However, relevant information published by Party A through advertisements shall not be classified as confidential information under this contract.

2. Without the written consent of the other party, the Receiving Party shall not use or disclose to any third party any confidential information of the other party outside the purpose of cooperation between the parties, whether such confidential information is oral or written, or in the form of disk, film or electronic document.

3. The Receiving Party shall protect the Confidential Information of the other Party with at least as much care as it takes to protect its own Confidential Information, and at least not less than reasonable care to prevent the theft of the Confidential Information or any unauthorized use, disclosure or dissemination of the Confidential Information.

4. Employees of the Receiving Party shall have access to the confidential Information of the other party only if necessary to understand the purpose, but shall be bound by a confidentiality clause at least as strict as this Contract. If the employee of the other party violates the confidentiality agreement hereof, the other party shall be jointly and severally liable.

5. When the other party requests to recover the relevant materials of confidential information, the receiving party shall return the relevant materials and their copies to the other party, or destroy such materials and their copies at the request of the other party, and provide relevant certificates.

6. Unless expressly stated, the information disclosed by the other party to the Recipient hereunder shall not imply that the Recipient grants the license or use of any patent, trademark, copyright, trade secret or other intellectual property rights.

7. If either party violates the above provisions, the other party shall have the right to take one or more of the following remedial measures depending on the extent of the breach and the damage caused: termination of the cooperation between the parties; Require the breaching party to make full compensation to the other party according to the total amount of the contract; Claim compensation for the corresponding losses and expenses (including but not limited to lawyers’ fees, investigation and evidence collection fees, etc.);

8. The confidentiality obligations of both parties hereunder shall be valid forever, unless such confidential information has been fully legally disclosed or the disclosing party announces that such information will no longer be kept confidential.

XI. Liability for breach

1. If Party A delays in making the payment, it shall pay Party B a penalty equal to 5% of the amount payable per day for each day overdue, and Party B shall have the right to suspend the services it should provide temporarily. Party A shall bear the consequences arising therefrom without any liability. If the delay exceeds 15 days, Party B shall have the right to unilaterally terminate the Contract and require Party A to pay a penalty equal to 20% of the total contract price.

2. If this Contract is terminated due to no subjective fault of Party B or Party A unilaterally terminates this Contract in advance, the fees charged by Party B shall not be refunded. In case of any loss caused to Party B, Party A shall compensate Party B for all actual losses.

3. If this Contract is terminated in advance due to Party B’s subjective fault, Party B shall refund the payment amount corresponding to Party A’s failure to publish the advertisement. If Party A suffers any loss, Party B shall also compensate Party A for all actual losses.

XII. Special exemption

1. Party A understands that, based on the overall interests of the market and business needs, the media, its delivery platform and website may adjust the service content, layout, page design and other relevant aspects of its website from time to time. If the above adjustment affects the data promotion hereunder (including but not limited to the time of Posting location data promotion, etc.), Party A will fully understand. Party B shall minimize the above effects as far as possible.

2. Party A understands that for the purpose of the normal operation of the platform and the Website, the media will stop the website regularly or irregularly for maintenance. If the advertisements hereunder cannot be released as planned due to such circumstances, Party A will give an understanding and Party B shall notify Party A within the shortest time.

3. In addition to the above circumstances, if the advertisement cannot be published as scheduled due to other reasons caused by the media, Party A shall give an understanding, and Party B shall timely notify Party A and adjust the release plan to minimize the impact.

4. Party A agrees that if the advertisement cannot be released as planned due to the above circumstances, Party B shall not be deemed to have breached the contract.

XIII. Anti-corruption clause

1. Each Party shall urge its employees, agents, consultants and other personnel related to the performance of this Contract (collectively referred to as “interested persons”) to comply with all laws and regulations related to anti-bribery and anti-corruption, and shall not engage in any form that may involve bribery, corruption, extortion, embezzlement or other illegal activities.

2. Either Party shall indemnify the other Party or its interested persons against any expenditure, damage, liability, loss or expense arising directly or indirectly from the violation of anti-bribery laws by such party or its interested persons. In case of any breach, the other party shall be fully liable for compensation.

XIV. Notice

1. All notices between the parties shall be in written form and may be sent by personal service, registered post, speedpost, fax, E-mail, etc.

2. Both parties agree that the scope of application of the contact information of both parties set forth in the first paragraph hereof shall include the sending of various notices, contracts and other documents by both parties in the event of non-litigation, the service of relevant documents and legal documents in the event of disputes arising from the contract, as well as all judicial procedures such as preservation, filing, first instance, second instance, retrial and execution procedures after disputes enter into civil proceedings.

3. The contact information set forth in the first paragraph of this Contract shall be the effective means of communication between the parties. In case of any change, either party shall promptly notify the other party in writing. Otherwise, the service made by the other party according to the service method agreed herein to the communication method before the change shall still be deemed to be valid service, and the adverse consequences arising therefrom shall be borne by the party who fails to notify the other party in time.

XV. Application of law and dispute resolution

This contract shall be governed by the laws of the People’s Republic of China. Any dispute arising out of or in connection with this Contract shall first be settled by the parties through negotiation in the principle of mutual understanding and accommodation. If no settlement can be reached through negotiation, the dispute shall be submitted to the people’s court where Party A is located for litigation settlement. All expenses arising therefrom, including attorney’s fee, litigation fee, security fee, guarantee fee, bulletin fee, investigation fee, evaluation fee, travel fee, auction fee, enforcement fee, etc., shall be borne by the losing party.

XVI. Other agreement

1. This Contract shall come into force on the date when it is signed by both parties (signed by natural persons, stamped by legal persons or other organizations with official seals or special contract seals). Both parties may supplement, modify or terminate this Contract in advance upon mutual agreement.

2. For the convenience of signing the contract in different places, the contract and confirmation letter signed by both parties by fax, electronic scanning and other data messages shall have the same legal effect as the contract and confirmation letter signed in person; In order to implement the management of the contract by both parties, the contract is signed by means of scanning data messages (including fax, electronic data interchange, E-mail, etc.), and Party A and Party B have the obligation to exchange the original contract with the other party by mail or other means.

3. Party A understands that Party B has annual audit, audit and other needs, so no matter whether the delivery is finished or the contract expires, Party A shall not arbitrarily contact the advertising agency of the account to authorize/cancel the delivery account. If Party A needs to revoke authorization or cancel the account, it shall notify Party B in writing 7 working days in advance and reserve time for Party B to retain relevant information of the account.

4. The failure or delay of either party in exercising any right, power, indemnity or compensation hereunder shall not be deemed a waiver of such right, indemnity or compensation. The exercise by either party of any right, power, indemnity or compensation hereunder in whole or in part shall not affect its exercise of any other right, power, indemnity or compensation.

5. If any provision of this Contract is held to be invalid or unenforceable, then the other provisions of that provision and the other provisions of this Contract shall remain in full force and effect and shall not be affected by the contents of such invalid provision.

6. The headings of the terms of this Contract are for reminder only and do not limit, extend or otherwise interpret the terms of this Contract.

7. This contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

(No text below)

This page is for signing.

Party A: Guangzhou Shuzhi Communication Culture Co., Ltd.

Seal:

Authorized Representative:

Date:

Party B: Xiamen Liubenmu Culture Media Co., Ltd.

Seal:

Authorized Representative:

Date:

Integrated Marketing Service Contract

Contract No. :

Party A: Guangzhou Shuzhi Communication Culture Co., LTD

Party B: Xiamen Liubenmu Culture Media Co., LTD.

In accordance with the relevant provisions of the Civil Code of the People’s Republic of China, Party A and Party B, on the principle of equality, voluntariousness, mutual benefit and reciprocity, have reached the following agreement on matters related to the marketing integration services entrusted by Party A to Party B through full negotiation for the mutual compliance of both parties.

I. Service Matters

1.Party B shall provide professional services to Party A, including providing integrated marketing planning plans for products, businesses and brand images to be promoted by Party A or its customers, and shall provide Party A or its customers with professional technologies in marketing promotion, technology, data and traffic including but not limited to: Plan planning, material production and optimization, marketing content promotion and other integrated marketing services on the Internet platform chosen by Party B (including but not limited to Guangdiantong, wechat, Toutiao, Kuaishou, etc., hereinafter referred to as the “Platform”);

2. Party A agrees to entrust Party B to carry out              marketing and promotion services as agreed herein, and pay corresponding fees to Party B as agreed herein;

3. Marketing content promotion as agreed herein refers to an information technology service that displays information about party a, party a’s products or its customers or products on the results page and related pages (collectively referred to as “Display page”) of the above platform for payment.

II. Period of Service

1. Service period:

2. One month before the expiration of the Contract, if both parties agree to renew the contract, a renewal contract shall be signed separately. If both parties fail to renew the contract, the Contract shall be automatically terminated on the expiration date of the service term.

III. Terms of Service

1.Party A has understood the service contents and terms of this Contract in detail, guarantees that the information submitted by Party A is true and accurate, and assumes full responsibility for it. If the publicity and promotion platform requires an account to be opened in the name of Party A or its client company, Party A shall provide relevant qualification documents before the publicity and promotion starts, which shall be released by Party B after being approved by Party B. Qualification documents include: business license, copy of legal person ID card, power of attorney, trademark registration certificate, patent certificate and related industry qualification, etc. If there are special provisions in the special industry, relevant and valid qualification documents must be provided to open an account; Party A agrees that Party B shall confirm the information by telephone, email or other means in accordance with legal provisions;

2. Party A acknowledges and fully entrusts Party B to provide Party A with comprehensive integrated marketing services, including but not limited to the operation of Party A’s advertising content delivery system on Party B or Party B’s integrated media, relevant processes, material production, accounts, payment and other necessary services and operations related to this Agreement, with full recognition and knowledge of Party A. Party B shall have the right to optimize and adjust the promotion according to the actual effect, control the budget and effect scope, and make its best efforts to serve Party A;

3. After the account opening information provided by Party A is approved by Party B, Party B shall, in accordance with the needs of promotion, open a marketing promotion account in a timely manner and be responsible for managing and optimizing the account;

4. Party B undertakes to make use of its platform integration advantages, platform user data and behavior model to provide Party A with more intelligent integrated marketing services, select the launch platform, launch time and target group in a targeted manner, adjust the launch strategy when necessary, make its best efforts to serve Party A’s promotion needs, implement the launch and supervise the effect of the launch. To provide Party A with comprehensive technical and optimization services;

5. Party B shall complete the marketing and promotion work agreed herein after completing the corresponding marketing and promotion on the platform chosen by Party B in accordance with the integrated marketing plan and promotion content confirmed by Party A; Party A shall have the right to check the release of the relevant promotional content on the platform on its own, and conduct acceptance, settlement, reconciliation and confirmation upon Party B’s completion of the services agreed herein;

6. Party B has the right to modify the Service Agreement at any time in accordance with the changes of relevant laws and regulations in China, the development of the Internet, the adjustment of the company’s business conditions and business strategies and other factors. If Party A wants to continue to use the integrated marketing services provided by Party B after such adjustment occurs, it shall carefully read and re-confirm the latest Service Agreement. In case of any dispute, The latest Service Agreement shall prevail; If Party A disagrees with the modified content, Party A may cancel the use of Party B’s integrated marketing services on its own initiative; If Party A continues to enjoy the Services, it shall be deemed to have accepted the changes in the terms of Service.

IV. Promotional Content

1.Party B shall, in accordance with the integrated marketing promotion plan confirmed by Party A or its customers, produce promotional content and materials for Party A’s promotion, including but not limited to content introduction documents, pictures, videos, etc., and carry out promotional activities on relevant platforms. The promotional content and materials produced by Party B for Party A shall be confirmed by Party A and shall comply with the requirements of the platform, and shall not violate the provisions of national policies, laws and regulations, social public order and good customs, involve socially sensitive issues, and infringe upon the legitimate rights and interests of others including privacy, intellectual property rights, etc.

2. If the publicity and promotion content must go through the approval procedures of relevant government departments, Party A shall be responsible for cooperating with the approval, and after approval, Party A shall submit the relevant approval consent to Party B, and Party B shall publish and promote the content after receiving it.

3. If the promotional content required by Party A for promotion on the Platform does not meet the requirements of the Platform due to Party B’s production, Party B shall be responsible for revising the content until it meets the requirements of the Platform.

4. The ownership of the promotional content produced by Party B in accordance with this cooperation Agreement shall belong to Party A.

V. Payment and settlement of fees

1.The total amount of fees payable by Party B for providing integrated marketing promotion services to Party A or its customers hereunder shall be RMB            . Upon Party A’s acceptance of the integrated marketing promotion plan provided by Party B and the publicity materials made by Party B, and Party B carries out the corresponding publicity and promotion work on the Platform according to the proposed time point of the promotion plan, Party B shall provide the project completion report to Party A for acceptance and confirmation, and Party A shall, within 30 days after the acceptance and confirmation, submit the project completion report to Party A. Party A shall pay to Party B the entire marketing promotion service fee hereunder in one lump sum. Party B’s payment account number is as follows:

Account name: [*]

Bank: [*]

Account number: [*]

Without written authorization of Party B, Party A shall not make any payment to any other account of Party B or any employee of Party B. Otherwise, such payment shall not be deemed to have been made by Party A to Party B for the performance of this Contract and Party A shall bear all consequences caused therefor.

2. Party A shall, upon completion of acceptance inspection of the services provided by Party B, send a billing notice to Party B. Party B shall, upon verification, issue a special VAT invoice or an ordinary VAT invoice for the corresponding amount to Party A (the tax rate shall be 6% [if the country has adjusted the tax rate for similar items, the adjusted tax rate shall apply]). The billing information of Party A is as follows:

Company name: [*]

Tax code: [*]

Address: [*]

Opening bank: [*]

Bank account number: [*]

3. In case of any change in billing information, Party A shall promptly notify Party B by email, WeChat or other means. If the invoicing information is incorrect due to Party A’s delay in communication, Party A shall bear the corresponding responsibilities. Party B shall have nothing to do with any mistake in invoicing or failure of Party A to receive invoice normally due to Party A’s fault. Moreover, once the invoice is issued, it will not be returned or replaced, and Party B shall not be liable for any loss.

VI. Intellectual Property Rights

1.Both parties warrant that the materials, information, materials, documents, etc. provided by one party to the other party are legally obtained and will not infringe upon the intellectual property rights and other legitimate rights and interests of any other party; otherwise, all liabilities shall be borne by the Providing Party. If the other party suffers economic losses as a result, the Providing Party shall be liable for compensation.

2. The Parties warrant that the hardware, software, programs, passwords, trade names, technologies, licenses, patents, trademarks, technical knowledge and business processes of the other party, which are known or permitted to be used by one party under this Contract, are the legitimate property of the other party and shall not be transferred, assigned or co-owned in any form by the conclusion of this Contract, and the other party shall have no right or interest in it.

3. If either party finds that the other party has committed the above-mentioned violation of intellectual property protection, it shall have the right to demand that the other party immediately stop such infringement and bear the liability for compensation.

VII. Confidentiality

1. Party A and Party B are obliged to keep confidential the confidential information of the other party they have learned during the performance of this Contract. Except for the purpose of performing this Contract, the receiving party shall not disclose to any third party the confidential information of the other party (including its branches, holding companies and joint venture companies) obtained and known during the cooperation unless it is performing its obligations under this Contract. Confidential information shall include technical information and business information, among which technical information shall include but not limited to operation manual, technical scheme, engineering design, technical index, technical report, experimental data, work progress and relevant correspondence and telecommunications. Business information shall include but not limited to the receiving party’s procurement plan, product price, product use, negotiations between the parties and any documents signed, including all information contained in contracts, agreements, memoranda and orders. However, relevant information released by Party A through marketing content shall not be classified as confidential information herein.

2. Without the written consent of the other party, the Receiving Party shall not use or disclose to any third party any confidential information of the other party, whether such confidential information is oral or written, or in the form of disk, film or electronic device, for the purpose of cooperation between the two parties.

3. The Receiving Party shall protect the other Party’s Confidential Information with at least as much care as it takes to protect its own confidential Information, and at least not less than reasonable care to prevent the theft of the Confidential Information or any unauthorized use, disclosure or dissemination of the Confidential Information.

4. Employees of the Receiving Party shall have access to the confidential Information of the other party only as necessary to understand the purpose, but shall be bound by a confidentiality clause at least as strict as this Contract. The other party shall be jointly and severally liable if its employees breach the confidentiality provisions hereof.

5. When the other party proposes to recover the relevant materials of the confidential information, the receiving party shall return the relevant materials and their copies to the other party, or destroy such materials and their copies at the request of the other party, and provide relevant certificates.

6. Unless expressly stated herein, the disclosure of information to Recipient by the other Party hereunder shall not grant to Recipient the license or use of any patent, trademark, copyright, trade secret or other intellectual property rights.

7. If either party violates the above terms, the other party shall be entitled to take one or more of the following remedies based on the extent of the breach and the damage caused: Termination of the cooperation between the parties; Claim the breaching party to pay full compensation to the other party according to the total amount of the contract; Demand compensation for the corresponding losses and expenses (including but not limited to lawyers’ fees, investigation and evidence collection fees, etc.);

8. The confidentiality obligations of the parties hereunder shall remain in effect forever, unless such confidential Information has been fully legally disclosed or the disclosing party announces that such information will no longer be confidential.

VIII. Liability for breach of contract

1. If Party A delays making the payment, Party B shall have the right to request Party A to pay liquidated damages equal to 5% of the amount payable for each day overdue, and Party B shall have the right to temporarily suspend the services to be provided. Party A shall bear any consequences arising therefrom, and Party B shall have the right to unilaterally terminate the contract and request Party A to pay liquidated damages equal to 20% of the total contract price if the delay exceeds 15 days.

2. If this Contract is terminated through no subjective fault of Party B or Party A unilaterally terminates this Contract in advance, the fees charged by Party B shall not be refunded. In case of any loss caused to Party B, Party A shall compensate Party B for all actual losses.

3. If this Contract is terminated in advance due to Party B’s subjective fault, Party B shall refund Party A the amount of advance payment for failing to publish the marketing content. In addition, Party B shall compensate Party A for all actual losses.

IX. Special Disclaimer

1.Party A understands that, based on the overall interests of the market and business needs, the media, its delivery platform and website may adjust the service content, layout, page design and other relevant aspects of its website from time to time. If the above adjustment affects the data promotion hereunder (including but not limited to the release location, data promotion time, etc.), Party A will give full understanding. Party B shall try its best to minimize the aforesaid impact.

2. Party A understands that for the purpose of launching the platform and the normal operation of the Website, the media will stop the website regularly or irregularly for maintenance. If the marketing content hereunder cannot be released as planned due to such circumstances, Party A will give an understanding and Party B shall notify Party A within the shortest time.

3. In addition to the above circumstances, if the marketing content cannot be published as scheduled due to other reasons of the media, Party A shall give an understanding, and Party B shall timely notify Party A and make adjustments to the release plan to minimize the impact.

4. Party A agrees that if Party B fails to release the marketing content as planned due to the above circumstances, it shall not be deemed that Party B has breached the contract.

X. Anti-corruption clause

1. Each Party shall urge its employees, agents, consultants and other personnel related to the performance of this Contract (collectively referred to as “interested persons”) to comply with all laws and regulations relating to anti-bribery and anti-corruption, and shall not engage in any form that may involve bribery, corruption, extortion, embezzlement or other illegal activities.

2. Each Party shall indemnify the other Party or interested persons of the other party against any expenditure, damage, liability, loss or expense arising directly or indirectly from the violation of anti-bribery laws by such party or interested persons of such party. In case of any breach, the Party shall be fully liable for compensation to the other party.

XI. Notice and Service

1. All notices between the parties shall be in writing and may be sent by hand, registered post, EMS, fax, E-mail, etc.

2. Both parties agree that the scope of application of the contact information set forth in the first part of this Contract shall include the sending of various notices, contracts and other documents by both parties in the event of non-litigation, the service of relevant documents and legal documents in the event of disputes over the contract, as well as all judicial procedures such as preservation, filing, first instance, second instance, retrial and execution procedures after the disputes enter into civil proceedings.

3. The contact information set forth in the first paragraph of this Contract shall be the effective means of communication between the parties. In case of any change, either party shall promptly notify the other party in writing. Otherwise, the service made by the other party according to the service method agreed herein to the communication method before the change shall still be deemed to be valid service, and the adverse consequences arising therefrom shall be borne by the party that fails to notify the other party in time.

XII. Law Application and dispute resolution Method

This contract shall be governed by the laws of the People’s Republic of China. Any dispute arising out of or in connection with this Contract shall be settled by both parties through negotiation on the principle of mutual understanding and mutual accommodation. If no settlement can be reached through negotiation, the dispute shall be submitted to the people’s court where Party A is located for litigation settlement. All expenses arising therefrom, including attorney’s fee, litigation fee, security fee, guarantee fee, announcement fee, investigation fee, evaluation fee, travel fee, auction fee and enforcement fee, shall be borne by the losing party.

XIII. Other agreements

1.This contract shall come into force on the date when it is signed by both parties (signed by natural persons and stamped with official seal or special seal for contract by legal persons or other organizations). The Contract may be supplemented, modified, or terminated in advance upon mutual agreement reached by both parties.

2. For the convenience of signing in different places, the contract and confirmation letter signed by both parties by fax, electronic scanning and other data messages shall have the same legal effect as the contract and confirmation letter signed in person; In order to implement the management of the contract, if the contract is signed by means of data message scanning (including fax, electronic data interchange, E-mail, etc.), Party A and Party B have the obligation to exchange the original contract and deliver it to the other party by mail or other means.

3. The failure or delay of either party in exercising any right, power, indemnity or compensation under this Contract shall not be deemed a waiver of such right, indemnity or compensation. The full or partial exercise by either party of any right, power, indemnity or compensation hereunder shall not affect the exercise of any other right, power, indemnity or compensation thereof.

4. If any provision of this Contract is held to be invalid or unenforceable, then the other provisions of that provision and the other provisions of this Contract shall remain in full force and effect and shall not be affected by the contents of such invalid provision.

5. The headings of the terms of this Contract are for suggestive purposes only and do not limit, extend or otherwise interpret the terms of this contract.

6. This contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

(There is no text in the following, which is the signing page of the contract)

Party A: Guangzhou Shuzhi Communication Culture Co., LTD.

(Seal) :

Authorized Representative:

Date:

Party B: Xiamen Liubenmu Culture Media Co., LTD.

(Seal) :

Authorized Representative:

Date: